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                                                                       Exhibit n



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 9, 2005, relating to the financial statements and financial highlights which appears in the October 31, 2005 Annual Report to Shareholders of Central Europe and Russia Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, NY
December 15, 2005